Exhibit 99.1
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D
     The undersigned hereby agree as follows:
     (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
     (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: May 22, 2009

LED HOLDINGS, LLC

By:	/s/ Govi Rao

Name: Govi Rao
Title: President/CEO

PP IV (AIV) LED, LLC

By:	Pegasus Partners IV (AIV), L.P.,
its sole member

By:	Pegasus Investors IV, L.P.,
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PP IV LED, LLC

By:	Pegasus Partners, IV, L.P.,
its sole member

By:	Pegasus Investors IV, L.P.,
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, LP
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PEGASUS INVESTORS IV, L.P.

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PEGASUS INVESTORS IV GP, L.L.C.

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PEGASUS CAPITAL, LLC

By:	/s/ Craig Cogut

Name: Craig Cogut
Title: President & Managing Member

/s/ Craig Cogut

CRAIG COGUT

/s/ Richard Kelson

RICHARD KELSON

LED EFFECTS, INC.

By:	/s/ Kevin Furry

Name: Kevin Furry
Title: President